Exhibit 99.1

Cipher Mining Announces Leadership Team Promotions

Patrick Kelly and Will Iwaschuk to Serve as Co-Presidents

Olivia Stennett to Serve as Chief Administrative Officer

Fintech and Finance Veterans Will Assume Additional Leadership Responsibilities to Further Bitcoin Mining and Adjacent Business Growth Opportunities

NEW YORK—March 20, 2023—Cipher Mining Inc. (NASDAQ: CIFR) (“Cipher” or the “Company”), a leading developer and operator of bitcoin mining data centers, today announced that Patrick Kelly and Will Iwaschuk have been promoted to Co-President, and that Olivia Stennett has been promoted to Chief Administrative Officer.

As Co-Presidents, Mr. Kelly and Mr. Iwaschuk will lead and scale Cipher’s growth and business operations, including bitcoin mining and potential adjacent opportunities. They will continue to report to Cipher’s Chief Executive Officer, Tyler Page. As Chief Administrative Officer, Ms. Stennett will lead Cipher’s corporate administrative functions as the Company continues its rapid growth. She will continue to report to Mr. Iwaschuk.

“At all levels, Cipher’s team is its greatest competitive advantage, and we are fortunate to have all three of these talented leaders,” said Mr. Page. “Patrick and Will have decades of experience in finance and fintech, building businesses, and developing and mentoring high performing teams. They have been part of the executive management team at Cipher since well before we went public, and they have been instrumental in growing Cipher from a greenfield startup to one of the largest bitcoin mining companies in the world.”

“Everyone at Cipher has been quietly working hard to get to this exciting stage of the Company’s growth. I am grateful for the opportunity to work with this talented team as we expand our opportunities and impact,” said Mr. Iwaschuk.

Mr. Kelly added, "Cipher is quickly becoming a recognized leader in bitcoin mining in the United States, and it has been my privilege to help build Cipher’s amazing team of dedicated professionals and drive that growth from the start.”

“Olivia is a big part of Cipher’s corporate growth story,” continued Mr. Iwaschuk. “She has had a positive influence on every aspect of the Company since joining us last spring, from leading our human resources function to helping the firm structure and diversify its counterparty risk.”

Mr. Kelly is also Cipher's Chief Operating Officer, and will continue in that role, in addition to being Co-President. Prior to joining Cipher, Mr. Kelly was a co-founder and Chief Operating Officer at Stone Ridge

Asset Management, Chief Operating Officer of Quantitative Strategies at Magnetar Capital, and Head of Portfolio Valuation at D. E. Shaw & Co. Mr. Kelly is a Chartered Financial Analyst (CFA) and received his B.S. in Finance from DePaul University.

Mr. Iwaschuk is also Cipher’s Chief Legal Officer and Corporate Secretary, and will continue in those roles, in addition to being Co-President. Prior to Cipher, Mr. Iwaschuk was a Partner, General Counsel and Secretary at Tower Research Capital, a Partner in the Investment Management Group at Morgan, Lewis & Bockius LLP, and spent the early years of his career at Goldman Sachs & Co. and Davis Polk & Wardwell LLP. Mr. Iwaschuk received his LL.B. and B.A. degrees from The University of British Columbia.

Before her promotion, Ms. Stennett was Cipher’s Head of Project Management. Prior to Cipher, she was an Executive Director at Morgan Stanley in their Equity Prime Brokerage Group. Before Morgan Stanley, Ms. Stennett held several leadership roles at Deutsche Bank’s Global Prime Finance group, leveraging significant legal, credit, documentation and operations experience to drive client solutions and enhance operational efficiencies. She began her career at Lehman Brothers. She received a B.A. in Business Administration from Iona College.

To learn more about Cipher, please visit https://www.ciphermining.com/.

About Cipher

Cipher is an emerging technology company focused on the development and operation of bitcoin mining data centers. Cipher is dedicated to expanding and strengthening the Bitcoin network’s critical infrastructure. Together with its diversely talented team and strategic partnerships, Cipher aims to be a market leader in bitcoin mining growth and innovation.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws of the United States. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations regarding our performance, strategy, expansion plans, future operations, future operating results, projected costs, prospects, plans, and objectives of our management, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "forecast," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions (including the negative versions of such words or expressions).

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Cipher and our management, are inherently uncertain. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: volatility in the price of Cipher's securities due to a variety of factors, including changes in the competitive and regulated industry in which Cipher operates, variations in performance across competitors, changes in laws and regulations affecting Cipher's business, and the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 14, 2023, and in Cipher's subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Cipher assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investor Contact:

Josh Kane
Head of Investor Relations at Cipher Mining
josh.kane@ciphermining.com

Media Contact:

Ryan Dicovitsky / Kendal Till

Dukas Linden Public Relations

CipherMining@DLPR.com